Exhibit 99.1

LETTER OF INSTRUCTION

with respect to the Exchange Offer regarding the

4.750% Senior Notes due 2028

of Marriott Ownership Resorts, Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2020, unless extended

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated [•], 2020 (the “Prospectus”), of Marriott Ownership Resorts, Inc. (the “Issuer”) with respect to the Issuer’s exchange offer set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 5:00 p.m., New York City time, on [•], 2020, unless extended.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Issuer’s 4.750% Senior Notes due 2028 (the “Original Notes”) held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

      $

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF ORIGINAL NOTES TO BE TENDERED, IF ANY):

      $

(must be in integral multiples of $1,000)

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender any Original Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	the undersigned is acquiring the Issuer’s 4.750% Senior Notes due 2028, for which the Original Notes will be exchanged (the “New Notes”), in the ordinary course of its business;

2.

neither the undersigned nor any other person acquiring New Notes in exchange for the undersigned’s Original Notes in the Exchange Offer is engaging in or intends to engage in a distribution of New Notes within the meaning of the federal securities laws;

3.	the undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the distribution of New Notes;

4.	the undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuer; and

5.

either the undersigned is not a broker-dealer and does not intend to engage in a distribution of the New Notes or, if the undersigned is a broker-dealer holding Original Notes acquired for its own account as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes received in respect of such Original Notes pursuant to the Exchange Offer.

Once the Issuer accepts the tender of the Original Notes, this letter of instruction is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

1.	reject any and all tenders of any particular Original Notes not properly tendered;

2.	refuse to accept any Original Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful; and

3.	waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Notes before the expiration of the Exchange Offer.

The undersigned also authorizes you to:

(1)	confirm that the undersigned has made such representations; and

(2)	take such other action as necessary under the Prospectus to effect the valid tender of such Original Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer.”

The Exchange Offer is subject to certain conditions, described in the Prospectus in the section entitled “The Exchange Offer—Conditions.”

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: